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             PHELPS DODGE CORPORATION AND CONSOLIDATED SUBSIDIARIES


                                   Exhibit 21


LIST OF SUBSIDIARIES AND INVESTMENTS
--------------------------------------------------------------------------------
Registrant:

Phelps Dodge Corporation (New York).  The Registrant has no parent.

                                                                               Registrant's
                                                                                percent of
                                                                               voting power
                                                                               ------------
CONSOLIDATED SUBSIDIARIES:

    Alambres y Cables de Panama, S.A. (Panama) .............................      78.1
    Alambres y Cables Venezolanos, C.A. (Venezuela) ........................      90.0
    Alcoa Fios E Cabos Electricos, S.A. (Brazil) ...........................      60.0
    Burro Chief Copper Company (Delaware) ..................................     100.0
    Cables Electricos Ecuatorianos, C.A. (Ecuador) .........................      67.1
    Cobre Cerrillos Sociedad Anonima (Chile) ...............................      90.0
    Cocesa Ingenieria y Construccion, S.A. (Chile) .........................      63.0
    Columbian Carbon Deutschland GmbH (Germany) ............................     100.0
    Columbian Carbon Europa S.r.l. (Italy) .................................     100.0
    Columbian Carbon International (France) S.A. (France) ..................     100.0
    Columbian Carbon Philippines, Inc. (Philippines) .......................      88.2
    Columbian Carbon Spain, S.A. (Spain) ...................................     100.0
    Columbian Chemicals Brasil, S.A. (Brazil) ..............................     100.0
    Columbian Chemicals Canada Ltd. (Ontario) ..............................     100.0
    Columbian Chemicals Company (Delaware) .................................     100.0
    Columbian Chemicals Europa GmbH (Germany) ..............................     100.0
    Columbian International Chemicals Corporation (Delaware) ...............     100.0
    Columbian International Trading Company (Delaware) .....................     100.0
    Columbian Tiszai Carbon Ltd. (Hungary) .................................      60.0
    Columbian (U.K.) Limited (United Kingdom) ..............................     100.0
    Compania Contractual Minera Candelaria (Chile) .........................      80.0
    Compania Contractual Minera Ojos del Salado (Chile) ....................     100.0
    CONDUCEN, S.A. (Costa Rica) ............................................      75.4
    Conductores Electricos de Centro America, Sociedad Anonima (El Salvador)      57.6
    Cyprus Amax Minerals Company (Delaware) ................................     100.0
    Dodge & James Insurance Company, Ltd. (Bermuda) ........................     100.0
    Electroconductores de Honduras, S.A. de C.V. (Honduras) ................      60.5
    Phelps Dodge Magnet Wire GmbH (Austria) ................................     100.0
    Industria de Conductores Electricos, C.A. (Venezuela) ..................      87.1
    Metals Fabricators of Zambia Limited (Zambia) ..........................      51.0
    PD Candelaria, Inc. (Delaware) .........................................     100.0
    PD Cobre, Inc. (Delaware) ..............................................     100.0
    Phelps Dodge Australasia, Inc. (Delaware) ..............................     100.0
    Phelps Dodge Chino, Inc. (Delaware) ....................................     100.0
    Phelps Dodge High Performance Conductors of NJ, Inc. (New Jersey) ......     100.0
    Phelps Dodge High Performance Conductors of SC and GA, Inc. (New York) .     100.0

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
                                                                               Registrant's
                                                                                percent of
                                                                               voting power
                                                                               ------------

CONSOLIDATED SUBSIDIARIES (CONTINUED):

         Phelps Dodge Industries, Inc. (Delaware) ............................     100.0
         Phelps Dodge International Corporation (Delaware) ...................     100.0
         Phelps Dodge Morenci, Inc. (Delaware) ...............................     100.0
         Phelps Dodge Overseas Capital Corporation (Delaware) ................     100.0
         Phelps Dodge Refining Corporation (New York) ........................     100.0
         Phelps Dodge Thailand Limited (Thailand) ............................      75.5
         Phelps Dodge Wire and Cable Holdings de Mexico, S.A. de C.V. (Mexico)     100.0
         Phelps Dodge Yantai China Holdings, Inc. (Cayman Islands) ...........      66.7
         Sevalco Limited (United Kingdom) ....................................     100.0


INVESTMENTS CARRIED ON AN EQUITY BASIS:

         Apache Nitrogen Products, Inc. ......................................      38.7
         Columbian Carbon Japan Ltd. (Japan) .................................      50.0
         Keystone Electric Wire and Cable Company Limited (Hong Kong) ........      20.0
         Minera Phelps Dodge Mexico, S. de R.L. de C.V. (Mexico) .............     100.0
         PDTL Trading Company Limited (Thailand) .............................      49.0
         Phelps Dodge Philippines, Inc. (Philippines) ........................      40.0
         The Morenci Water and Electric Company (Arizona) ....................      49.0


Summarized financial information is provided for these and other companies (see
Note 4 to the Consolidated Financial Statements of the Corporation contained in this Form 10K) pursuant to Article 3 General Instructions as to Financial Statements.





Omitted from this listing are subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.